UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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OVERHILL FARMS, INC.

(Name Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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The following language appeared under Item 8.01 Other Events on Overhill Farms, Inc.’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 24, 2013.

On July 23, 2013, Overhill Farms, Inc., a Nevada corporation (“Overhill”), entered into a memorandum of understanding (the “MOU”) with plaintiffs (“Plaintiffs”) and certain named defendants regarding the settlement of four putative class actions pending in the Eighth Judicial District Court, Clark County, Nevada (the “Nevada Actions”) and two putative class actions pending in the Superior Court for the County of Los Angeles, State of California (the “California Actions” and together with the Nevada Actions, the “Litigation”), challenging the merger (the “Merger”) of Overhill with Bellisio Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Bellisio Foods, Inc. (“Bellisio”), pursuant to that certain Agreement and Plan of Merger dated May 14, 2013 (“Merger Agreement”), whereby Overhill would become a wholly-owned subsidiary of Bellisio.

On or before July 15, 2013, the four Nevada Actions were ordered consolidated. On or about July 12, 2013, plaintiffs and defendants in the California Actions stipulated and agreed (the “Stipulation”) to stay the already-consolidated California Actions unless and until the Nevada Actions are finally and fully resolved, the plaintiffs in the California Actions having agreed to jointly prosecute their claims with the plaintiffs in the Nevada actions and to proceed with the litigation in the Nevada Actions. Pursuant to that Stipulation, on or about July 16, 2013, the court stayed the California Actions.

Under the terms of the MOU, Overhill, the other named defendants and Plaintiffs have agreed to settle the Litigation and release the defendants from all claims relating to the Merger, subject to court approval. If the court approves the settlement contemplated by the MOU, the Litigation will be dismissed with prejudice. Pursuant to the terms of the MOU, Overhill has agreed to make available certain additional information to its stockholders. That additional information is contained below in this current report and should be read in conjunction with Overhill’s definitive proxy statement, filed with the Securities and Exchange Commission (“SEC”) on July 1, 2013 (the “Proxy Statement”), which should be read in its entirety. In addition, the defendants have agreed to negotiate in good faith with plaintiffs’ counsel regarding an appropriate amount of fees, costs and expenses to be paid to plaintiffs’ counsel by Overhill or Bellisio.

The settlement will not affect the merger consideration to be paid to Overhill’s stockholders in connection with the proposed Merger or the timing of the special meeting of Overhill’s stockholders, scheduled for August 6, 2013 in Vernon, California, to, among other things, consider and vote upon a proposal to adopt the Merger Agreement.

Overhill and the other defendants deny all of the allegations in the Litigation and believe the disclosures in Overhill’s Proxy Statement are adequate under the law. Nevertheless, Overhill and the other defendants have agreed to settle the Litigation in order to avoid costly litigation and reduce the risk of any delay to the completion of the Merger.

The following supplement to proxy statement appeared under Item 8.01 Other Events on Overhill Farms, Inc.’s Form 8-K filed with the SEC on July 24, 2013.

SUPPLEMENT TO PROXY STATEMENT

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and terms used below have the meanings set forth in the Proxy Statement, unless otherwise defined below:

The following disclosure replaces the sixth paragraph on page 21 of the Proxy Statement, under the heading “Background of the Merger”:

On Tuesday, March 27, 2012, the senior executive of a private equity firm who on March 7, 2012, had contacted Mr. Rudis, visited Overhill’s facilities in Vernon, California, and an employee of Overhill gave the executive a tour of the facilities. Mr. Rudis has a business relationship with the executive from past dealings, and the two kept in touch. Overhill later was made aware that Suitor 1 was acting in concert with another private equity firm, in connection with a proposal to acquire Overhill. All references to Suitor 1’s actions after March 27, 2012 shall be deemed the joint actions of these two private equity firms.

The following disclosure replaces the first paragraph on page 22 of the Proxy Statement, under the heading “Background of the Merger”:

On Friday, May 11, 2012, Mr. Rudis called an informal meeting of the Board, at which Mr. Rudis informed the Board of his conversations with Suitor 1, Suitor 2 and Bellisio. References to an informal meeting of the Board refer to meetings of the Board (with or without the giving of formal notice, but at which at least a quorum of the Board was present), in which the Board received updates on the progress of the Merger and provided corresponding input, but at which no resolutions were adopted. The Board agreed that Mr. Rudis should continue to pursue discussions with all three potential acquirers and agreed that Overhill should consider any and all reasonable offers, as well as other transactions that might enhance stockholder value.

The following disclosure replaces the fifth full paragraph on page 25 of the Proxy Statement, under the heading “Background of the Merger”:

Overhill, through Mr. Rudis, and Piper Jaffray, on a collaborative basis, had identified eleven parties, including Target 2 (in addition to Bellisio, Suitor 1 and Suitor 2) with which a business combination could potentially maximize value for Overhill’s stockholders. Overhill and Piper Jaffray drew upon their respective industry knowledge and contacts in identifying those parties. Piper Jaffray had conversations with these third parties to determine their possible interest in a business combination transaction with Overhill. In addition, Piper Jaffray and Overhill were contacted by six parties (in addition to Suitor 3) that became aware of Overhill’s intentions to explore strategic alternatives by virtue of the press release issued by Overhill on August 13, 2012. Based on the foregoing, parties indicating a continuing interest in a potential business combination transaction with Overhill were requested to execute confidentiality agreements with Overhill.

The following disclosure replaces the sixth full paragraph on page 25 of the Proxy Statement, under the heading “Background of the Merger”:

Ultimately, in addition to Bellisio, Suitor 1 and the controlling stockholder of Target 2, ten financial sponsors (five that held strategic portfolio companies and five with no existing portfolio companies in Overhill’s industry), and three strategic acquirers entered into confidentiality agreements with Overhill regarding a potential business combination transaction with Overhill (including an interested party that contacted Piper Jaffray in January 2013 and is described further below). All of the confidentiality agreements, including those entered into with Suitor 1, Bellisio and the controlling stockholder of Target 2, contained customary obligations to return all of Overhill’s confidential information upon Overhill’s request. Other than the confidentiality agreements entered into with Bellisio and with Suitor 1, all of the confidentiality agreements contained customary standstill obligations. Of those agreements that contained standstill obligations, two of the standstill provisions have expired by their terms as of the date of this proxy statement and the rest remain in effect. Suitor 2 determined not to execute a confidentiality agreement and not to further pursue a transaction in light of the public disclosure of Overhill’s intentions to explore strategic alternatives and engagement of Piper Jaffray contained in the press release issued on August 13, 2012.

The following disclosure replaces the fifth paragraph on page 36 of the Proxy Statement, under the heading “Selected Public Companies Analysis”:

Piper Jaffray reviewed selected historical financial data of Overhill and estimated financial data of Overhill based on projections provided by Overhill management and compared them to corresponding financial data, where applicable, for U.S. listed public companies in the frozen and packaged food sectors with market capitalization below $5 billion (as of May 10, 2013), and selected U.S. listed public companies in the meat protein sector that were both U.S. based and U.S. controlled. Piper Jaffray selected companies in these industries based on information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources. No company utilized in the selected public companies analysis is identical to Overhill. In evaluating the selected public companies, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

The following disclosure replaces the last sentence of the second paragraph and the following table on page 37 of the Proxy Statement, under the heading “Selected Public Companies Analysis”:

The tabular summary below presents the selected public company metrics separately for the frozen/packaged food(f/p) sector and for the protein sector, and together on a combined basis:

Selected Public Companies
	Overhill(1)	Minimum			Mean			Median			Maximum
		f/p	Protein	Combined	f/p	Protein	Combined	f/p	Protein	Combined	f/p	Protein	Combined
EV to LTM Revenue (2)	0.4x	0.4x	0.3x	0.3x	1.3x	0.5x	1.1x	1.5x	0.4x	1.1x	2.0x	0.7x	2.0x
EV to Projected 2013 Revenue (3)	0.4x	0.8x	0.3x	0.3x	1.4x	0.5x	1.1x	1.4x	0.4x	1.2x	1.8x	0.6x	1.8x
EV to Projected 2014 Revenue (3)	0.4x	0.8x	0.3x	0.3x	1.2x	0.5x	0.9x	1.3x	0.4x	0.8x	1.4x	0.6x	1.4x
EV to LTM EBITDA (2)	13.1x	5.5x	5.9x	5.5x	10.5x	7.8x	9.8x	10.6x	7.3x	10.4x	15.9x	10.3x	15.9x
EV to Projected 2013 EBITDA (3)	13.3x	9.6x	5.6x	5.6x	10.6x	6.2x	9.2x	10.2x	6.0x	10.0x	12.4x	7.1x	12.4x
EV to Projected 2014 EBITDA (3)	6.6x	8.0x	5.2x	5.2x	9.3x	6.6x	8.1x	9.2x	6.5x	8.0x	10.9x	7.9x	10.9x
Projected 2013 Price/Earnings (3)	49.3x	19.6x	10.9x	10.9x	21.4x	11.3x	18.1x	21.4x	11.3x	20.7x	23.4x	11.8x	23.4x
Projected 2014 Price/Earnings (3)	14.3x	17.5x	9.7x	9.7x	18.7x	11.6x	15.7x	18.5x	10.3x	17.5x	20.4x	14.8x	20.4x
Projected NTM Revenue Growth Rate % (4)	7.4%	(0.7%)	2.0%	(0.7%)	6.8%	3.9%	5.9%	3.9%	4.7%	4.3%	18.7%	5.1%	18.7%
LTM EBITDA Margin % (2)(5)	3.3%	6.8%	5.4%	5.4%	11.8%	6.0%	10.4%	12.0%	6.2%	9.7%	17.2%	6.3%	17.2%

(1)	Based on the merger consideration.
(2)	LTM for selected public company analysis is based on latest publicly reported financial results. For Overhill, LTM is as of March 31, 2013.
(3)	Projected fiscal year 2013 and fiscal year 2014 revenue, EBITDA, and earnings per share for Overhill were based on Overhill management projections for fiscal year ending September/October. Projected calendar year 2013 and calendar year 2014 revenue, EBITDA, and earnings per share for the selected public companies were based on equity research analyst consensus estimates.
(4)	The projected NTM revenue growth rate for Overhill was based on Overhill management projections for the period ending March 31, 2014. The projected revenue growth rates for the selected public companies were based on equity research analyst consensus estimates for the period ending twelve months forward from each comparable company’s most recent financial reporting period.
(5)	LTM EBITDA Margin is calculated as LTM EBITDA divided by LTM revenue.

The following disclosure replaces the second sentence in the last paragraph on page 39 of the Proxy Statement, under the heading “Discounted Cash Flow Analysis”:

For the purposes of this analysis, Piper Jaffray (i) utilized Overhill management’s projections for the period of the last six months of fiscal year 2013 through fiscal year end 2017, furnished on May 7, 2013 to Piper Jaffray and described below under “Certain Financial Information” beginning on page 42 (in conducting this analysis, Piper Jaffray did not utilize projected data for the fiscal year ending 2018 furnished by Overhill’s management, as projected data for the period ending with the fiscal year 2017 was believed to be sufficient and of less uncertainty for purposes of this analysis); (ii) calculated the free cash flows for each year from Overhill’s projections as operating income less taxes plus depreciation and amortization, less capital expenditures, plus/less changes in net working capital; (iii) discounted all amounts to April 1, 2013 using an assumed discount range from 14.9% to 16.9%, based on a weighted average cost of capital calculation utilizing the selected public companies used in Piper Jaffray’s selected public companies analysis; (iv) assumed a range of 2017 EBITDA multiples of 6.7x, 7.2x and 7.7x based on the median of the transaction enterprise value to LTM EBITDA multiple of selected transactions used in Piper Jaffray’s selected merger and acquisition transaction analysis; and (v) assumed a tax rate of 35.7% as provided by Overhill management.

The following disclosure is added to the end of the second full paragraph on page 42 of the Proxy Statement, under the heading “Miscellaneous”:

During the five years preceding the date of its fairness opinion, Piper Jaffray did not render any paid services to Overhill other than in connection with the Merger, and did not render any paid services to either Bellisio or Centre.

The following disclosure is added to the end of the first full paragraph on page 45 of the Proxy Statement, under the heading “Interests of Overhill Directors and Executive Officers in the Merger”:

Throughout the Merger process, through and including the date of this proxy statement, James Rudis has had no discussions or negotiations with either Bellisio or Centre regarding his continued employment, salary or benefits following the consummation of the Merger.

Additional Information and Where to Find It

In connection with the proposed merger, Overhill Farms, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed merger, including a form of proxy card, on July 1, 2013. The definitive proxy statement and form of proxy card have been mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.overhillfarms.com or by requesting them in writing or by telephone from Overhill, 2727 E. Vernon Avenue, Vernon, California 90058, Attn: Corporate Secretary, (323) 582-9977.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the Company’s 2012 Annual Report on Form 10-K filed with the SEC on December 18, 2012. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the definitive proxy statement filed with the SEC on July 1, 2013 and other relevant documents the Company filed with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this report and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy other closing conditions, (3) the failure of Bellisio Foods to obtain the necessary financing arrangements pursuant to its debt financing commitment letter or otherwise, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger (whether or not consummated), and (5) the effect of the announcement of the merger agreement and proposed merger (whether or not consummated) on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K, which was filed with the SEC on December 18, 2012, under the heading “Item 1A—Risk Factors,” and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.